Investor Presentation September 2018 For Information Purposes Only 1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements (including those contained in certain visual depictions) in this presentation. These forward-looking statements reflect Third Point Reinsurance Ltd.’s ("Third Point Re" or the “Company”) current expectations and/or beliefs concerning future events. The Company has made every reasonable effort to ensure that the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; downgrade or withdrawal of ratings by rating agencies; significant decrease in our capital or surplus; dependence on key executives; dependence on letter of credit facilities that may not be available on commercially acceptable terms; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; dependence on Third Point LLC to implement our investment strategy; decline in revenue due to poor performance of our investment portfolio; risks associated with our investment strategy being greater than those faced by competitors; termination by Third Point LLC of our investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of our investment portfolio; trading restrictions being placed on our investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on our investments; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the expected change in our investment management structure; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may also contain non-GAAP financial information. The Company’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gaging the quality of the Company’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For additional information regarding these non-GAAP financial measures, including any required reconciliations to the most directly comparable financial measure calculated according to GAAP, see the Appendix section of this presentation. 2 For Information Purposes Only

OUR COMPANY • Specialty property & casualty reinsurer based in Bermuda • A- (Excellent) financial strength rating from A.M. Best Company • Began operations in January 2012 and completed IPO in August 2013 • Investment portfolio managed by Third Point LLC • Total return business model – Flexible and opportunistic reinsurance underwriting – Superior investment management 3 For Information Purposes Only

RECENT DEVELOPMENTS • Incrementally adding underwriting risk to reinsurance portfolio – We plan to get combined ratio under 100% during 2019 – We are targeting specialty lines of business with additional risk/ margin – Considering writing measured amount of property cat in 2019 • Recent hires of senior, well-respected reinsurance underwriters – Steve Wilson - Former Head of Professional and Specialty Lines, Munich – Dave Drury - Former Chief Risk and Underwriting Officer, ACE/Chubb Tempest Re Group – Experience in writing existing lines as well as targeted lines as part of shift in underwriting risk appetite • Restructuring of our investment account – Change from separate account structure to fund structure ◦ Results in presentation of our investment in fund at NAV on balance sheet – Similar expected exposures, returns, fees and liquidity features of our existing account in the new fund – Significant operational and financial reporting efficiencies achieved 4 For Information Purposes Only

KEY METRICS Six months ended Year ended Year ended Year ended June 30, 2018 December 31, 2017 December 31, 2016 December 31, 2015 Shareholders’ equity attributable to Third Point $1.59 billion $1.66 billion $1.41 billion $1.38 billion Re common shareholders Diluted book value per share* $15.63 $15.65 $13.16 $12.85 Return on beginning shareholders’ equity attributable to Third Point Re common (0.4%) 20.1% 2.0% (6.0%) shareholders* (0.1%) 18.9% 2.4% (5.2%) Change in diluted book value per share* Cumulative growth in diluted book value per 60.6% 60.8% 35.3% 32.1% share from December 31, 2011 *(1) (1) Diluted Book Value Per Share as of December 31, 2011 = $9.73 * Non-GAAP financial measure. There is no comparable GAAP measure. Please see descriptions and reconciliations on slides 31 and 32 5 For Information Purposes Only

TOTAL RETURN BUSINESS MODEL DESIGNED TO DELIVER SUPERIOR RETURNS Exceptional Resources + Optimal Deployment = Outstanding Results Experienced Underwriting Underwriting Profit Team Opportunity for Superior Attractive Equity Investment Investment Returns to Return on Float (1) Management Shareholders Over Time Stable Capital Investment Return Base on Capital (1) Float = holding premium until claims must be paid 6 For Information Purposes Only

EXPERIENCED SENIOR MANAGEMENT TEAM ▪ CEO, Aon Benfield Securities Robert Bredahl ▪ President, Aon Benfield Americas President & CEO ▪ CEO, Benfield U.S. Inc. & CEO, Benfield Advisory ▪ Chief Accounting Officer, Third Point Re ▪ Strong business Christopher Coleman ▪ CFO, Alterra Bermuda Limited relationships Chief Financial Officer ▪ Chief Accounting Officer, Harbor Point Limited ▪ Expertise in writing all lines ▪ EVP, Co-Head of Specialty Lines, Aon Benfield of property, casualty & Dan Malloy ▪ President & CEO, Stockton Reinsurance Ltd. specialty reinsurance CEO (Bermuda) ▪ President, Center Re Bermuda ▪ Track record of capitalizing ▪ Portfolio Manager, Goldman Sachs on market opportunities Manoj Gupta ▪ SVP, Benfield Advisory President (U.S.) ▪ Consultant, McKinsey & Co ▪ Significant business- building experience Nick Campbell ▪ Chief Risk Officer, Endurance Specialty Holdings Ltd. Chief Risk Officer & ▪ SVP, Endurance Specialty Insurance Ltd. EVP, Underwriting (Bermuda) ▪ Chief Actuary, ACE Capital Re. ▪ VP, Berkshire Hathaway Reinsurance Group David Govrin ▪ VP, Goldman Sachs Insurance Products Group EVP, Underwriting (U.S.) ▪ SVP, Guy Carpenter 7 For Information Purposes Only

ORGANIZATIONAL STRUCTURE – KEY ENTITIES Third Point Reinsurance Ltd. (Holding Company) 100% 100% 100% Third Point Reinsurance Third Point Re (UK) Third Point Re Company Ltd. Holdings Ltd. Marketing (UK) Limited (Class 4 Insurer) (Intermediate Holding Company) (Marketing Company ) 100% Third Point Re (USA) Holdings Inc. (Intermediate Holding Company) 100% Third Point Reinsurance (USA) Ltd. (Class 4 Insurer) 8 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Property (Homeowners) Premium ($ Millions) • Portfolio of primarily Florida Calendar Year GPW carriers built from past relationships 175 Earned Premium and now also includes a Northeast carrier 150 125 • Identified Assignment of Benefits (AOB) issue in Florida early, but did 100 not fully price for it 75 • Attempted to adjust ceding 50 commission, but the market did not follow us until recent cat events 25 • Renewed two contracts in Q4-17 at 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 significantly improved ceding commissions 9 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Workers’ Compensation Premium ($ Millions) Calendar Year GPW 100 Earned Premium • Market conditions vary widely by state, segment and carrier 75 • We are opportunistically targeting carrier deals with good 50 historical results 25 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 10 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Nonstandard Auto Premium ($ Millions) • Portfolio of MGA-driven nonstandard auto business built Calendar Year GPW from past relationships Earned Premium 200 • Re-oriented our approach to focus on best-in-class carriers/ MGAs with the size and 150 differentiation to navigate difficult market conditions 100 • Harder market conditions improved results in 2017 and 50 YTD 2018 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 11 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Other Casualty Premium ($ Millions) Calendar Year GPW Earned Premium 200 • Portfolio is dominated by broad casualty retrocession deals 150 • We also write a growing number of transaction liability and professional lines reinsurance 100 treaties • Pricing on renewals improved 50 modestly based on both reinsurance terms and underlying pricing 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 12 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Multi-Line Premium ($ Millions) 250 Calendar Year GPW • Portfolio is primarily quota Earned Premium share and retrocessional 200 contracts of Lloyds entities and reinsurance companies 150 • Have seen an increase in 100 inquiries following recent cat events 50 • Expect this line to grow in 2018 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 13 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Credit & Financial Lines Premium ($ Millions) • Portfolio includes political risk, trade Calendar Year GPW credit, structured credit, surety, title, 125 Earned Premium residual value and mortgage 100 • We believe pricing and terms & conditions of mortgage risk have held up well due to rapidly increasing 75 demand 50 • Traditional credit and political risk insurance is highly competitive. We 25 favor market leads with the capacity and expertise to transact in less commoditized areas 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 14 For Information Purposes Only

EVOLUTION OF OUR PORTFOLIO Reserve Covers ($ Millions) Calendar Year GPW 125 • Written premium earned and losses 100 incurred at inception 75 • Reserve covers provide clients with capital benefit and work particularly well within Lloyds and Solvency II 50 capital regimes 25 • Reserve covers provide TPRE with low cost float 0 2012 2013 2014 2015 2016 2017 YTD Q2-18 15 For Information Purposes Only

DIVERSIFIED PREMIUM BASE Gross Premium Written Since Inception (1) Third Point Reinsurance USA Inc. 21% Reserve Covers 9% Credit & Financial Lines 10% Other Casualty 13% Auto 15% Third Point Reinsurance Company Ltd. 79% Workers Compensation Reserve covers 9% Multi-Line 10% 22% Other Specialty 3% Property 18% Prospective 91% (1) As of 6/30/2018 16 Note: All figures are for P&C Segment only For Information Purposes Only

REINSURANCE RISK MANAGEMENT ▪ Reinsurance business plan complements our investment management strategy: premium, reserve and asset leverage lower than peer group Risk Management ▪ Company-wide focus on risk management Culture ▪ Robust underwriting and operational controls ▪ Close interaction between underwriting and risk management functions ▪ Measure use of risk capital using internally-developed capital model, A.M. Best BCAR model and Bermuda Monetary Authority BSCR model Holistic Risk Control ▪ Developed a comprehensive Risk Register that we believe is appropriate for our Framework business model ▪ Risk appetite and limit statements govern overall risk tolerances in underwriting and investment portfolios ▪ Own Risk Self Assessment (ORSA) report produced quarterly with outcomes and Ongoing results provided to management / Board of Directors Risk ▪ Quarterly reporting provides management with meaningful analyses relative to our Oversight current capital requirements and comparisons to our risk appetite statements 17 For Information Purposes Only

REINSURANCE RISK MANAGEMENT (CONT'D) Bermuda Reinsurer Leverage Metrics (Percent) • Low premium leverage and asset leverage compared to peer group • Limited legacy reserves • Limited catastrophe risk TPRE Invested Assets to Equity Invested Premium to Equity Source: Dowling & Co; As of 12/31/2017; “Premium to Equity” = Trailing 12 months’ net premium written divided by shareholders’ equity; “Invested Assets to Equity” = Invested assets and cash divided by shareholders’ equity; Peer group = ACGL, AGII, AXS, RE, XL, AHL, GLRE, PRE, RNR, VR 18 For Information Purposes Only

MARKET-LEADING INVESTMENT MANAGEMENT BY THIRD POINT LLC Illustrative Net Return Since Inception (June 1995 = $1,000) $50,000 Third Point Partners LP • Third Point LLC owned and led S&P 500 (TR) HFRI Event-Driven (Total) Index by Daniel S. Loeb $40,000 Dow Jones Credit Suisse Event Driven Index • 18.4% net annualized returns $30,000 for Third Point Partners LP since inception in 1995(1) $20,000 • 10.0% net annualized return $10,000 on TPRE managed account since inception (Jan. 1, 2012)(1) $0 95 96 98 99 00 02 03 04 06 07 08 10 11 12 14 15 16 18 19 19 19 19 20 20 20 20 20 20 20 20 20 20 20 20 20 20 0/ 1/ 8/ 0/ 1/ 8/ 0/ 1/ 8/ 0/ 1/ 8/ 0/ 1/ 8/ 0/ 1/ 8/ /3 /3 /2 /3 /3 /2 /3 /3 /2 /3 /3 /2 /3 /3 /2 /3 /3 /2 6 10 2 6 10 2 6 10 2 6 10 2 6 10 2 6 10 2 Notes: The information contained above has been provided by our investment manager, Third Point LLC, and has not been audited. For Third Point Partners L.P. after fees, expenses and incentive allocation; Past performance is not necessarily indicative of future results; all investments involve risk including the loss of principal; The historical performance of Third Point Partners L.P. (i) for the years 2001 through June 30, 2018 reflects the total return after incentive allocation for each such year as included in the audited statement of financial condition of Third Point Partners L.P. for those years and (ii) for the years 1995 through 2000 reflects the total return after incentive allocation for each such year as reported by Third Point Partners L.P. Total return after incentive allocation for the years 2001 through June 30, 2018 is based on the net asset value for all limited partners of Third Point Partners L.P. taken as a whole, some of whom pay no incentive allocation or management fees, whereas total return after incentive allocation for the years 1995 through 2000 is based on the net asset value for only those limited partners of Third Point Partners L.P. that paid incentive allocation and management fees. In each case, results are presented net of management fees, brokerage commissions, administrative expenses, and accrued performance allocation, if any, and include the reinvestment of all dividends, interest, and capital gains; The illustrative return is calculated as a theoretical investment of $1,000 in Third Point Partners, L.P. at inception relative to the same theoretical investment in two hedge fund indices designed to track performance of certain “event-driven” hedge funds over the same period of time. All references to the Dow Jones Credit Suisse HFI Event Driven Index (“DJ-CS HFI”) and HFRI Event-Driven Total Index (“HFRI”) reflect performance calculated through June 30, 2018. The DJ-CS HFI is an asset-weighted index and includes only funds, as opposed to separate accounts. The DJ-CS HFI uses the Dow Jones Credit Suisse database and consists only of event driven funds deemed to be “event-driven” by the index and that have a minimum of $50 million in assets under management, a minimum of a 12-month track record, and audited financial statements. The HFRI consists only of event driven funds with a minimum of $50 million in assets under management or a minimum of a 12-month track record. Both indices state that returns are reported net of all fees and expenses. While Third Point Partners L.P. has been compared here with the performance of well-known and widely recognized indices, the indices have not been selected to represent an appropriate benchmark for Third Point Partners L.P., whose holdings, performance and volatility may differ significantly from the securities that comprise the indices. 1From formation of Third Point Partners L.P. in June 1995 through June 30, 2018. 19 For Information Purposes Only

INVESTMENT RETURNS PROFILE

Performance Since Inception of Third Point Reinsurance Ltd. (January 1, 2012)

	Third Point Reinsurance Ltd.*	CS Hedge Fund Event Driven Index*	HFRI Event Driven Index*	S&P 500 Index*
Annualized return	10.0%	4.7%	5.9%	15.0%
Cumulative Performance	86%	34%	45%	148%
Annual standard deviation(1)	6.9%	4.5%	4.2%	9.7%
Annual downside deviation(2)	4.1%	3.1%	2.7%	5.4%
Correlation to S&P 500(3)	0.78	0.66	0.76	1.00
Sharpe Ratio(4)	1.15	0.59	0.92	1.30

The information contained above has been provided by our investment manager, Third Point LLC, and has not been audited.

(1) The annual standard deviation is calculated as the degree of variation of a fund's returns around the fund's mean (average) return for a 1-month period; annualized.
(2) The annual downside deviation is calculated as the degree of variation of a fund's returns that fall below the yield on the U.S. three month treasury bill around the fund's mean (average) return for a 1- month period; annualized.
(3) The correlation to S&P 500 is calculated as the degree, bounded between -1 to +1, at which a fund's returns will move in direction and magnitude with the S&P 500's returns.
(4) The sharpe ratio is calculated as the fund's incremental average return over the risk-free rate (U.S. three month treasury bill) divided by the standard deviation of the fund's returns.
* Reflect performance calculated through June 30, 2018.

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For Information Purposes Only

RELATIONSHIP WITH THIRD POINT LLC • Exclusive relationship through 2021, followed by successive 3-year terms on renewal Limited • Investments are managed on substantially the same basis as the main Third Point Partnership LLC hedge funds (1) Agreement • We pay a 1.5% (exposure adjusted) management fee and 20% performance allocation. The performance allocation is subject to a standard high water mark • Restrictions on leverage, position concentrations and illiquid, private investments Risk • Key man and performance termination provisions Management • Allowed to diversify portfolio to address concerns of A.M. Best or regulator • Weekly redemption rights to pay claims and expenses as well as manage required capital Liquidity • Portfolio concentrated in large cap long equity positions • No material changes in liquidity by moving to fund structure (1) Effective August 31, 2018, Third Point Re entered into a Limited Partnership Agreement to invest in Third Point Enhanced LP, a related party investment fund.  21 For Information Purposes Only

THIRD POINT LLC PORTFOLIO RISK MANAGEMENT • Portfolio diversification across industries, geographies, asset classes and strategies • Highly liquid portfolio – investment manager can dynamically shift exposures depending on macro/market developments • Security selection with extensive diligence process • Approach includes index and macro hedging and tail risk protection • Institutional platform with robust investment and operational risk management procedures 22 For Information Purposes Only

GROSS PREMIUM WRITTEN Total Gross Written Premium 750 702 • Broad range of lines of 642 613 617 business and distribution sources (brokers) 500 ) 428 • Management believes the s n o company has a strong i l l i pipeline of opportunities M ( $ 250 • We may experience volatility in the amount of gross premiums written and period to period 0 comparisons may not be 2014 2015 2016 2017 YTD Q2-18 meaningful 23 For Information Purposes Only

IMPROVING REINSURANCE MARKET CONDITIONS P&C Segment Combined Ratio • Underlying market 110% conditions have 108.5% improved modestly due 107.7% in part to the industry cat losses in 2017 • We plan to further reduce 105% 104.7% our combined ratio by 104.0% incrementally increasing the risk profile of our 102.2% underwriting portfolio • We continue to carefully 100% manage expenses 2014 2015 2016 2017 YTD Q2-18 24 For Information Purposes Only

INVESTED ASSET LEVERAGE Invested Asset Leverage (1) 2.00 • If the underlying reinsurance risk 1.56 1.61 1.50 1.55 is attractive, generating float 1.50 allows a reinsurer to access 1.24 investment “leverage” at low or no cost 1.00 • Certain lines of business provide reinsurers with float for several 0.50 years • We are currently operating at what we believe is our optimal 0.00 2014 2015 2016 2017 YTD Q2-18 level of investment leverage (1) Invested asset leverage is a ratio calculated by dividing our net investments managed by 25 Third Point LLC by shareholders’ equity attributable to Third Point Re common shareholders For Information Purposes Only

STRONG GROWTH IN DILUTED BOOK VALUE PER SHARE SINCE INCEPTION Cumulative growth in diluted book value per share from December 31, 2011 (1)* 75% 60.6% • Market leading 20.1% ROE in 2017, a challenging year 50% for the reinsurance market • Active capital management - Share repurchases of 25% $108.7 million since Q2-2016 0% 2012 2013 2014 2015 2016 2017 YTD Q2-18 (1) Diluted book value per share as of December 31, 2011 was $9.73 * Non-GAAP financial measure. There is no comparable GAAP measure. Please see descriptions and reconciliations on slides 31 and 32. 26 For Information Purposes Only

TOTAL RETURN BUSINESS MODEL DESIGNED TO DELIVER SUPERIOR RETURNS Exceptional Resources + Optimal Deployment = Outstanding Results Experienced Underwriting Underwriting Profit Team Opportunity for Superior Attractive Equity Investment Investment Returns to Return on Float (1) Management Shareholders Over Time Stable Capital Investment Return Base on Capital (1) Float = holding premium until claims must be paid 27 For Information Purposes Only

Appendix 28 For Information Purposes Only

KEY FINANCIAL HIGHLIGHTS

Condensed Consolidated Income Statement ($000s)

	Six months ended 6/30/2018	Years Ended 12/31/2017	12/31/2016	12/31/2015	12/31/2014
Net premiums earned	$ 283,979	$ 547,058	$ 590,190	$ 602,824	$ 444,532
Net investment income (loss)	28,967	391,953	98,825	(28,074)	85,582
Total revenues	312,946	939,011	689,015	574,750	530,114
Loss and loss adjustment expenses incurred, net	176,620	370,058	395,932	415,191	283,147
Acquisition costs, net	108,989	188,904	222,150	191,216	137,206
General and administrative expenses	19,177	53,103	39,367	46,033	40,008
Other expenses	7,978	12,674	8,387	8,614	7,395
Interest expense	4,080	8,225	8,231	7,236	—
Foreign exchange (gains) losses	(2,236)	12,300	(19,521)	(3,196)	—
Total expenses	314,608	645,264	654,546	665,094	467,756
Income (loss) before income tax (expense) benefit	(1,662)	293,747	34,469	(90,344)	62,358
Income tax (expense) benefit	(4,518)	(11,976)	(5,593)	2,905	(5,648)
Net income (loss)	(6,180)	281,771	28,876	(87,439)	56,710
Net (income) loss attributable to noncontrolling interests in related party	(219)	(3,973)	(1,241)	49	(6,315)
Net income (loss) available to Third Point Re common shareholders	$ (6,399)	$ 277,798	$ 27,635	$ (87,390)	$ 50,395

Selected Income Statement Ratios [1]

	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Loss ratio	62.2%	67.6%	67.1%	68.9 %	65.5%
Acquisition cost ratio	38.4%	34.5%	37.6%	31.7 %	31.5%
Composite ratio	100.6%	102.1%	104.7%	100.6 %	97.0%
General and administrative expense ratio	3.4%	5.6%	3.8%	4.1 %	5.2%
Combined ratio	**104.0%**	**107.7%**	**108.5%**	**104.7 %**	**102.2%**
Net investment return[2]	**0.8%**	**17.7%**	**4.2%**	**(1.6)%**	**5.1%**

Highlights

- Generated $3.6 billion of gross premiums written from inception to date.
- Interest expense relates to 2015 debt issuance.
- Income tax (expense) benefit relates to U.S. operations and withholding taxes on investment portfolio.
- FX primarily due to the revaluation of GBP loss reserves.

(1) Underwriting ratios are for the property and casualty reinsurance segment only; Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2) Net investment return represents the return on our investments managed by Third Point LLC, net of fees.

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For Information Purposes Only

KEY FINANCIAL HIGHLIGHTS

Selected Balance Sheet Data ($000s)

	As of				
	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Total assets	$ 4,909,619	$ 4,671,794	$ 3,895,644	$ 3,545,108	$ 2,582,580
Total liabilities	3,305,530	2,902,079	2,445,919	2,149,225	1,300,532
Total shareholders' equity	1,596,910	1,661,496	1,449,725	1,395,883	1,552,048
Noncontrolling interests in related party	(5,156)	(5,407)	(35,674)	(16,157)	(100,135)
Shareholders' equity attributable to Third Point Re common shareholders	**$ 1,591,754**	**$ 1,656,089**	**$ 1,414,051**	**$ 1,379,726**	**$ 1,451,913**

Investments ($000s)

	As of				
	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Total net investments managed by Third Point LLC	**$ 2,560,890**	**$ 2,589,895**	**$ 2,191,559**	**$ 2,062,823**	**$ 1,802,184**

Selected Balance Sheet Metrics

	Six months ended	Years Ended			
	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Diluted book value per share*	$ 15.63	$ 15.65	$ 13.16	$ 12.85	$ 13.55
Increase (decrease) in diluted book value per share*	(0.1)%	18.9%	2.4%	(5.2)%	3.3%
Return on beginning shareholders' equity attributable to Third Point Re common shareholders*	(0.4)%	20.1%	2.0%	(6.0)%	3.6%
Growth in diluted book value per share*	60.6 %	60.8%	35.3%	32.1 %	39.3%

Highlights

- $286.0 million of capital raised with 2013 IPO.
- $115.0 million of debt issued in 2015.
- 86% cumulative net investment return through June 30, 2018 [(1)].

* Non-GAAP financial measure. There is no comparable GAAP measure. Please see descriptions and reconciliations on slides 31 and 32.

[(1)] Cumulative net investment return represents the cumulative return on our investments managed by Third Point LLC, net of fees. The cumulative net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested from January 1, 2012 to June 30, 2018 on our investment managed by Third Point LLC, net of noncontrolling interests. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.

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For Information Purposes Only

NON-GAAP MEASURES & OTHER FINANCIAL METRICS

Basic Book Value per Share and Diluted Book Value per Share

Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders' equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and represents basic book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the change in basic book value per share divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the change in diluted book value per share divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure. The following table sets forth the computation of basic and diluted book value per share as of June 30, 2018, December 31, 2017, 2016, 2015 and 2014:

($000s, Except Share and per Share Amounts)

	As of				
	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Basic and diluted book value per share numerator:					
Shareholders' equity attributable to Third Point Re common shareholders	$ 1,591,754	$ 1,656,089	$ 1,414,051	$ 1,379,726	$ 1,451,913
Effect of dilutive warrants issued to founders and an advisor	34,950	46,512	46,512	46,512	46,512
Effect of dilutive stock options issued to directors and employees	51,422	51,422	52,930	58,070	61,705
Diluted book value per share numerator:	$ 1,678,126	$ 1,754,023	$ 1,513,493	$ 1,484,308	$ 1,560,130
Basic and diluted book value per share denominator:					
Common shares outstanding	99,627,399	103,282,427	105,856,531	105,479,341	104,473,402
Unvested restricted shares	(2,050,115)	(1,873,588)	(1,682,783)	(1,222,596)	(1,075,860)
Basic book value per share denominator:	97,577,284	101,408,839	104,173,748	104,256,745	103,397,542
Effect of dilutive warrants issued to founders and an advisor	3,494,979	4,651,163	4,651,163	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,123,531	5,123,531	5,274,333	5,788,391	6,151,903
Effect of dilutive restricted shares issued to directors and employees	1,202,464	905,412	878,529	837,277	922,610
Diluted book value per share denominator:	107,398,258	112,088,945	114,977,773	115,533,576	115,123,218
Basic book value per share	**$ 16.31**	**$ 16.33**	**$ 13.57**	**$ 13.23**	**$ 14.04**
Diluted book value per share	**$ 15.63**	**$ 15.65**	**$ 13.16**	**$ 12.85**	**$ 13.55**

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NON-GAAP MEASURES & OTHER FINANCIAL METRICS

Return on Beginning Shareholders' Equity Attributable to Third Point Re Common Shareholders

Return on beginning shareholders' equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders' equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders' equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders' equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company's profitability. For the 2018, 2017 and 2016 periods, we have also adjusted the beginning shareholders' equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders' equity.

($000s)	Six months ended	Years ended			
	6/30/2018	12/31/2017	12/31/2016	12/31/2015	12/31/2014
Net income (loss) available to Third Point Re common shareholders	$ (6,399)	$ 277,798	$ 27,635	$ (87,390)	$ 50,395
Shareholders' equity attributable to Third Point Re common shareholders - beginning of year	1,656,089	1,414,051	1,379,726	1,451,913	1,391,661
Impact of weighting related to shareholders' equity from shares repurchased	(13,673)	(29,038)	(4,363)	—	—
Adjusted shareholders' equity attributable to Third Point Re common shareholders - beginning of year	$ 1,642,416	$ 1,385,013	$ 1,375,363	$ 1,451,913	$ 1,391,661
Return on beginning shareholders' equity attributable to Third Point Re common shareholders	(0.4)%	20.1%	2.0%	(6.0)%	3.6%

Net Investment Return on Investments Managed by Third Point LLC

Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interests. The stated return is net of withholding taxes, which are presented as a component of income tax (expense) benefit in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.

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